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                                                                   EXHIBIT 10.14

                              EMPLOYMENT CONTRACT

          By this Employment contract (the "Contract"), CROSS-CONTINENT AUTO RETAILERS, INC. ("Employer"), a Delaware corporation, located at 1201 S. Taylor, Amarillo, Texas, employs JAMES F. PURSER ("Employee"), whose mailing address is 3512 Terry Drive, Plano, Texas 75023, who accepts employment on the following terms and conditions:

                                   ARTICLE 1

                              TERM OF EMPLOYMENT

          1.1 By this Contract, Employer employs Employee and Employee accepts employment with Employer for a period of three (3) years, beginning on April 1, 1997, or such earlier date as may be mutually agreed to by the parties in writing.

                                   ARTICLE 2

                                 COMPENSATION

          2.1 BASIC COMPENSATION. As compensation for all services rendered under this Contract, Employee shall be paid by Employer a salary of not less than $235,000.00 per year for each of the three years of this Contract PLUS such increases as are consistent with the executive salary administration plan(s) of Employer.

          2.2 ADDITIONAL COMPENSATION. In addition to the Basic Compensation, Employee shall receive:

     (A) Par Value Stock Options. Employer grants Employee the right and option to purchase from the Employer all or any part of an aggregate of 25,000 shares of non-qualified, common stock, priced at par value of $0.01 per share, exercised proportionately over an 8-year period, as defined in "Employee's Stock Option Agreement" (herein so called) in the form attached hereto and incorporated herein by reference for all purposes as Exhibit "A", which options are herein collectively referred to as the "Par Value Stock Option".

     (B) Fair Market Value Stock Options. Employer grants Employee the right and option to purchase from the Employer all or any part of an aggregate of an additional 25,000 shares of non-qualified, common stock, priced at the fair market value [as defined in Employer's Amended and Restated 1996 Stock Option Plan, a duplicate copy of which is attached as Exhibit "B" and incorporated herein by reference for all purposes and hereinafter referred to as the "Plan"], exercised proportionately over a 5-year period, as defined in the Employee's Stock Option Agreement, which options are herein collectively referred to as the "Fair Market Value Stock Option."
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                "Market Value Stock Option."

The Par Value Stock Option, Fair Market Value Stock Option, and the Employee's Stock Option Agreement shall each be ratified and adopted by the "Administrator" (as such term is defined in the Plan) and by the Board of Directors of Employer, if such Board of Directors is not one and the same as the Administrator, all within ten ( 10) calendar days from the date of execution of this Contract, with a duplicate copy of such ratification(s) being attached as "Exhibit C" to this Contract. The provisions of the Employee's Stock Option Agreement shall govern with respect to the Par Value Stock Option and the Fair Market Value Stock Option unless in direct conflict with this Contract.

                                 ARTICLE 3

                              DUTIES OF EMPLOYEE

          3.1 DUTIES. Employee is employed as Chief Financial Officer and appointed to the Board of Directors of Employer, and shall thereafter stand for election as a Director of Cross-Continent Auto Retailers, Inc. at the first annual meeting hereafter held of the shareholders of Employer. The office of Employee shall be located at 1201 S. Taylor, Amarillo, Texas.

          3.2. Extent of Services. Employee shall devote his entire productive time, ability, attention, and general energies to the business of Employer SAVE AND EXCEPT for the nominal and ordinary administrative chores associated with the personal investments of Employee and as otherwise consented to in writing by Employer. During the term of the Contract, Employee shall not, directly or indirectly, render any services of a business, commercial, or professional nature to any other person or organization, whether or not for compensation, without the prior written consent of Employer. The exclusive remedy of Employer for Employee's reach of this section 3.2 shall be immediate discharge for cause.

                                 ARTICLE 4

                     EMPLOYEE'S OBLIGATIONS OTHER THAN TO
                               PERFORM SERVICES

          4.1 QUALIFICATION FOR SURETY BOND. Employee agrees to furnish all information and take any other steps necessary to enable Employer to obtain a fidelity bond conditioned on the rendering of a true account by Employee of all money, goods, or other property that may come into the custody, charge, or possession of Employee during the term of employment. All premiums on the surety bond are to be paid by Employer. Failure by the Employee to qualify for such bond shall constitute good cause for termination of the services of Employee under this Contract.
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                                   ARTICLE 5

                               EMPLOYEE BENEFITS

          5.1 HEALTH BENEFITS. Employer agrees to include Employee in the existing and any hereafter adopted hospital, surgical, and medical benefit plan(s) of Employer, and thereby provide coverage of Employee, the spouse of Employee and the dependents of Employee. During any unwaived waiting period pertaining to Employee, his spouse or dependents under any such plan, Employer shall pay one-half of the cost of any available COBRA coverage of Employee, his spouse and his dependents.

          5.2 Health Insurance. Employee shall be reimbursed for fifty percent (50%) of the health insurance premiums charged under any such hospital, surgical or medical benefit plan(s) for coverage of Employee, the spouse of Employee and the dependents of Employee thereby.

          5.3 Retirement Benefits. Employee shall be eligible to participate in all retirement plan(s) of Employer as such plan(s) now exists and all subsequent plans and supplements thereto benefitting one or more members of the executive class of Employer.

          5.4 Living And Relocation Allowance. Employer agrees to reimburse Employee for:

          (A) Such loss, if any, as Employee suffers in the sale of the current home of Employee up to, but not in excess of Fifteen Thousand ($15,000.00) Dollars, such a loss being deemed to have been incurred to the extent the net sale proceeds derived by Employee is less than the cost (including the improvements) of such home and the incidental repair costs of preparing such home for sale; plus,

          (B) The expenses of Employee incurred prior to December 31, 1997, for:

              i) Crating and moving of belongings from Dallas, Texas, to Amarillo, Texas;

              ii) Temporary living arrangements for Employee and his family while procuring a home in Amarillo, Texas;

              iii) The cost of travel for Employee, his spouse and his
                   dependents between Dallas and Amarillo, Texas; and

              iv)  Reasonable legal fees concerning this Contract.
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                Contract.

All such reimbursement to be made promptly upon submission by Employee to Employer of reasonable documentation and itemized account therefor.

          5.5 EXECUTIVE AUTOMOBILE. Employer agrees to provide Employee with a car allowance commensurate with such allowance as is paid or available to other executives of Employer, or, in the alternative, furnish Employee at the cost of Employer with an automobile of Employee's choice.


          5.6 COUNTRY CLUB. Employer agrees to pay Employee's annual dues to the Amarillo Country Club.

                                   ARTICLE 6

                REIMBURSEMENT OF EXPENSES INCURRED BY EMPLOYEE

          6.1 BUSINESS EXPENSES. Employee is authorized to incur reasonable business expenses for promoting the business of Employer, including expenditures for business entertainment and travel. Employer shall reimburse Employee for all such reasonable expenses upon Employee's monthly presentation of an itemized account of the expenditures.

                                   ARTICLE 7

                          PROPERTY RIGHTS OF PARTIES

          7.1 TRADE SECRETS. During the term of employment, Employee will have access to and become familiar with various trade secrets, consisting of formulas, and compilations of information, records, and specifications owned by Employer and regularly used in the operation of the business of Employer. Employee must not disclose any such trade secrets, directly or indirectly, nor use them in any way, either during the term of this Contract or at any time thereafter, except as required in the course of his employment. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of Employer, whether or not prepared by Employee, will remain the exclusive property of Employer and, except in the ordinary course of performing services for Employer or as other wise directed or expressly consented to by Employer, shall not be removed from the premises of Employer without the prior written consent of Employer.

          7.2 Return of Employer's Property. On the termination of employment or whenever requested by Employer, Employee must immediately deliver to Employer all property in Employee's possession or under Employee's control belonging to Employer in good condition, ordinary wear and tear excepted.
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                                   ARTICLE 8

                            OBLIGATION OF EMPLOYER

          8.1 INDEMNIFICATION OF LOSSES OF EMPLOYEE. Employer shall indemnify Employee for all losses sustained by Employee as direct result of the discharge of his duties required by this Contract, except for losses caused by Employee's gross negligence or willful misconduct.

          8.2 Working Conditions. Employer will provide-Employee with an office and clerical services, and any other facilities and services as are suitable to the Employee's position or required for the performance of his duties.


                                   ARTICLE 9

                                  TERMINATION

          9.1 TERMINATION BY EMPLOYER. In the event of fraud, insubordination, theft, or acts of moral turpitude, Employer has the right to terminate Employee immediately. The termination shall not prejudice any remedy that Employer may have at law or in equity. In the event that Employee is terminated for cause as provided in this paragraph 9. l, Employee will be entitled to no further compensation after the date of termination.

          9.2 Effect of Termination Without Cause on Compensation. In the event of the termination of this Contract, without cause, prior to the completion of the term of employment specified in Article 1, Employee will be entitled to all the compensation (and Additional Compensation and options) Employee should have received had he completed the terms of this Contract as provided for in Article 2 of this Contract, and the Employee shall for such remaining time period also receive all the Employee Benefits provided for in Article 5. During such remaining time period, Employee shall be deemed an independent contractor of Employer for purposes of the Employee's Stock Option Agreement and the Plans.

                                 ARTICLE 10

                              GENERAL PROVISIONS

          10.1 NOTICES. All notices or other communications required under this Contract may be effected either by personal delivery in writing or by certified mail, return receipt requested. Notice shall be deemed to have been given when delivered or three days after having been mailed postage prepaid to the parties at their
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respective addresses as set forth above or when mailed to the last address provided in writing to the other party by the addressee. Employer and Employee shall have the right from time to time to change their respective addresses by not less than ten (10) days prior written notice to the other party.

          10.2 ENTIRETY AGREEMENT. This Contract and the Exhibits hereto attached supersede all other agreements, either oral or in writing, between the parties to this Contract with respect to the employment of Employee by Employer. This Contract and such Exhibits contain the entire understanding of the parties and all of the covenants and agreements between the parties with respect to the employment of Employee by Employer.

          10.3 GOVERNING LAW. The construction, enforcement, interpretation, and validity of this Contract shall be governed by the laws of the State of Texas.

Executed on this ____ day of _______________________, 1997.


          EMPLOYER:    CROSS-CONTINENT AUTO RETAILERS, INC.


                       BY: _____________________________________
                           BILL GILLILAND,
                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER



          EMPLOYEE:        _____________________________________
                           JAMES F. PURSER